ASPEN PARK PHARMACEUTICALS, INC.

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Financial  Statements

September 30, 2016 and 2015

ASPEN PARK PHARMACEUTICAL, INC.

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REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Audit Committee of Aspen Park Pharmaceuticals, Inc.

We have audited the accompanying balance sheets of Aspen Park Pharmaceuticals, Inc. (the “Company”) as of September 30, 2016 and 2015 and the related statement of operations, stockholders’ deficit and cash flows for the years ended September 30, 2016 and 2015. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States) and U.S. GAAS.  Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of Aspen Park Pharmaceuticals, Inc. as of September 30, 2016 and 2015 and the results of its operations and its cash flows for the years ended September 30, 2016 and 2015 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company has a working capital and shareholder deficit as of September 30, 2016 and has had negative cashflow from operations since inception. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Liggett & Webb, P.A.

LIGGETT & WEBB, P.A.

Certified Public Accountants

Boynton Beach, Florida

October 18, 2017

ASPEN PARK PHARMACEUTICALS, INC.

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Balance  Sheets

September 30, 2016 and 2015

	2016	2015
ASSETS

Current Assets:
Cash	$55,043	$569,257
Inventory	1,696	22,134
Prepaid expenses	325	24,241
TOTAL CURRENT ASSETS	57,064	615,632
Long Term Assets:
Plant, Property, and Equipment	1,290	—
TOTAL LONG TERM ASSETS	1,290	—

TOTAL ASSETS	$58,354	$615,632

LIABILITIES AND SHAREHOLDERS' DEFICIT

Current Liabilities:
Accounts payable and accrued expenses	$1,203,597	$522,039
Accrued interest - related party (Note 5)	—	53,108
TOTAL CURRENT LIABILITIES	1,203,597	575,147

Note payable - related party (Note 5)	—	1,250,000

TOTAL LIABILITIES	1,203,597	1,825,147

COMMITMENTS AND CONTINGENCIES (NOTE 6)	—	—

SHAREHOLDERS' DEFICIT
Preferred Stock: $.01 par value, 400,000 shares authorized,
none issued and outstanding	—	—
Preferred Convertible Series A: $0.01 par value, 1,600,000 shares authorized, 266,000 and 166,000 shares issued and outstanding in
2016 and 2015, respectively.	2,660	1,660
Common stock: $0.01 par value, 11,000,000 shares authorized; 7,970,000 and 7,960,000 shares issued in 2016 and 2015, respectively, and 8,010,000
and 8,000,000 shares outstanding in 2016 and 2015, respectively	80,100	80,000
Additional paid-in capital	2,575,304	(18,922)
Accumulated deficit	(3,803,287)	(1,272,233)
Treasury stock: at cost, 40,000 shares in 2016
and 2015, respectively	(20)	(20)

TOTAL SHAREHOLDERS' DEFICIT	(1,145,243)	(1,209,515)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$58,354	$615,632

The accompanying notes are an integral part of these financial statements.

ASPEN PARK PHARMACEUTICALS, INC.

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Statements of  Operations

For The Years  ended  September 30, 2016 and 2015

	2016	2015

REVENUE, net	$18,533	$16,683
Cost of good sold	25,410	6,062
GROSS PROFIT (LOSS)	(6,877)	10,621

EXPENSES
General and administrative	1,456,173	600,256
Research and development	1,038,192	585,214

TOTAL OPERATING EXPENSES	2,494,365	1,185,470

NET LOSS FROM OPERATIONS	(2,501,242)	(1,174,849)

OTHER EXPENSES
Interest expense - related party	29,812	53,108

NET LOSS BEFORE PROVISION FOR INCOME TAXES	(2,531,054)	(1,227,957)
Provision for income taxes	—	—

NET LOSS	(2,531,054)	(1,227,957)
Preferred Stock Dividend	176,922	89,978

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(2,707,976)	$(1,317,935)

The accompanying notes are an integral part of these financial statements.

ASPEN PARK PHARMACEUTICALS, INC.

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Statements of  Shareholders’  Deficit

For The YearS  ended  September 30, 2016 and 2015

	PREFERRED STOCK		COMMON STOCK		TREASURY STOCK		ADDITIONAL PAID IN	ACCUMULATED
	Shares	Amount	Shares	Amount	Shares	Amount	CAPITAL	DEFICIT	TOTAL

BALANCE AT SEPTEMBER 30, 2014	—	$—	8,000,000	$80,000	—	$—	$(76,000)	$(44,276)	$(40,276)
Series A Preferred Stock issued for cash	166,000	1,660	—	—	—	—	2,073,340	—	2,075,000
Acquisition of patent asset	—	—	—	—	—	—	(2,019,293)	—	(2,019,293)
Purchase of treasury stock	—	—	—	—	40,000	(20)	—	—	(20)
Share-based compensation	—	—	—	—	—	—	3,031	—	3,031
Net loss	—	—	—	—			—	(1,227,957)	(1,227,957)

BALANCE AT SEPTEMBER 30, 2015	166,000	$1,660	8,000,000	$80,000	40,000	$(20)	$(18,922)	$(1,272,233)	$(1,209,515)

Series A Preferred Stock issued for cash	100,000	1,000	—	—	—	—	1,249,000	—	1,250,000
Forgiveness of Note Payable and Accrued Interest	—	—	—	—	—	—	1,332,920	—	1,332,920
Exercise of Warrant	—	—	10,000	100	—	—	—	—	100
Share-based compensation	—	—	—	—	—	—	12,306	—	12,306
Net loss	—	—	—	—	—	—	—	(2,531,054)	(2,531,054)

BALANCE AT SEPTEMBER 30, 2016	266,000	$2,660	8,010,000	$80,100	40,000	$(20)	$2,575,304	$(3,803,287)	$(1,145,243)

The accompanying notes are an integral part of these financial statements.

ASPEN PARK PHARMACEUTICALS, INC.

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Statements of  Cash  Flows

For The Years ended  September 30, 2016 and 2015

	2016	2015

CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(2,531,054)	$(1,227,957)
Adjustment to reconcile net loss to net cash used in operating activities:
Impairment of patents	625,000	—
Share-based compensation	12,306	3,031
Impairment of inventory	19,405	—
Changes in operating assets and liabilities:
Inventory	1,033	(22,134)
Prepaid expenses	23,916	(24,241)
Accrued interest - related party (Note 5)	29,812	53,108
Accrued expenses	681,558	477,763

NET CASH USED IN OPERATING ACTIVITIES	(1,138,024)	(740,430)

CASH FLOWS FROM INVESTING ACTIVITIES
Acquisition of patent	(625,000)	(769,293)
Purchase of computer equipment	(1,290)	—

NET CASH USED IN INVESTING ACTIVITIES	(626,290)	(769,293)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from issuance of Series A preferred stock	1,250,000	2,075,000
Proceeds from exercise of Warrant	100	—
Purchase of treasury stock	—	(20)

NET CASH PROVIDED BY FINANCING ACTIVITIES	1,250,100	2,074,980

NET INCREASE (DECREASE) IN CASH	(514,214)	565,257

CASH - BEGINNING OF PERIOD	569,257	4,000

CASH - END OF PERIOD	$55,043	$569,257

SUPPLEMENTAL INFORMATION
Cash paid for interest expense	$—	$—

Cash paid for income taxes	$—	$—

Net cash paid for the acquisition of patent asset is as follows:
Patent asset acquired	$—	$2,019,293
Note issued to related party (Note 5)	—	(1,250,000)
Net cash paid for the acquisition of patent asset	$—	$769,293

Supplemental non-cash items:
Forgiveness of debt - related party	$1,250,000	$—
Forgiveness of interest - related party	82,920	—
Total non-cash activity	$1,332,920	$—

The accompanying notes are an integral part of these financial statements.

ASPEN PARK PHARMACEUTICALS, INC.

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Notes to Financial Statements

For The  Years  ended  September 30, 2016 and 2015

1.BUSINESS AND ORGANIZATION

Nature of Operations

Aspen Park Pharmaceuticals, Inc. (the “Company”) was incorporated on June 9, 2014 in the State of Delaware. The Company is a privately held therapeutics company focused on the development and commercialization of novel therapies for men’s health diseases and conditions, including male secondary hypogonadism, benign prostatic hyperplasia, prostate cancer and side effects of prostate cancer therapies, and sexual dysfunction. Our business is primarily focused on the development of several early and late stage clinical products and includes one product, PREBOOST, of which we have commenced marketing and sales.

On April 17, 2015, the Company effected a 1000-for-1 forward stock split of all then issued and outstanding shares of common stock and preferred stock.  References made to outstanding shares and calculations requiring the use of shares in the accompanying consolidated financial statements and applicable disclosures have been retroactively adjusted to reflect this 1000-for-1 stock split.

Further, the Company’s future operations are dependent on, among other factors, retaining the services of future employees and consultants, the success of the Company’s research, development, manufacture, and marketing activities, and, ultimately, regulatory and market acceptance of the Company’s current and future products.

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company utilized significant estimates and assumptions in determining the fair value of its common stock related to the share-based compensation arrangement described in Note 8. A number of objective and subjective factors, including external market conditions affecting the biotechnology industry sector and the prices at which the Company sold shares of convertible preferred stock, the superior rights and preferences of securities senior to the Company’s common stock at the time and the likelihood of achieving a liquidity event, such as an initial public offering or sale of the Company. The Company utilized the option pricing method utilizing the back-solve method (a form of the market approach defined in the AICPA Practice Aid) in accordance within the framework of the American Institute of Certified Public Accountants, or AICPA, Audit and Accounting Practice Aid Series: Valuation of Privately Held Company Equity Securities Issued as Compensation, or the AICPA Practice Aid, to estimate the fair value of its common stock and in performing retrospective valuation analyses. The valuation methodology included estimates and assumptions that require the Company’s judgment. Significant changes to the key assumptions used in the valuations could result in different fair values of common stock at each valuation date.

Revenue Recognition

The Company recognizes revenue when it is realized, or realizable and earned. The Company will consider revenue to be realized, or realizable and earned, when the following revenue recognition requirements are met: persuasive evidence of an arrangement exists; the products or services have been accepted by the customer via delivery or acceptance; the sales price is fixed or determinable; and collectability is reasonably assured.

ASPEN PARK PHARMACEUTICALS, INC.

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Notes to Financial Statements

For The  Years  ended  September 30, 2016 and 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

Cash and cash equivalents include highly liquid investments with maturity of 90 days or less at the date of purchase. At September 30, 2016 and 2015, cash and cash equivalents consisted entirely of cash.

Research and Development

The Company is engaged in research and development work. Research and development costs are charged to expense as incurred. The Company records expense for in-process research and development projects acquired as asset acquisitions which have not reached technological feasibility and which have no alternative future use.

On April 1, 2016, the Company completed the purchase of a patent for an orally administered tamsulosin for the treatment of benign prostatic hyperplasia which we intend to develop into a viable product. Under the terms of the agreement, the Company paid $250,000 upon contract execution and $375,000 upon achieving the first development milestone. The Company will pay a total of $4,375,000 upon the achievement of additional milestones, and additional installments totaling $10,000,000 payable over two years commencing on the first anniversary following the approval of the product by United States Food and Drug Administration (“FDA”). These additional milestones will be accrued upon the successful completion of each clinical development event as defined by the agreement, and the installment payments will be accrued when certain cumulative revenue targets are achieved. As required by the purchase agreement, we simultaneously entered into an agreement with another third-party for services related to the development of the product.

Inventory

Inventories are valued at the lower of cost or market.  The cost is determined using the first-in, first-out (FIFO) method.  Inventories are also written down for management’s estimates of product which will not sell prior to its expiration date.  Write-downs of inventories establish a new cost basis which is not increased for future increases in the market value of inventories or changes in estimated obsolescence. We wrote off $19,405 and $0 in inventory due to upcoming expiration dates on the PREBOOST product for the years ended September 30, 2016 and 2015, respectively. Inventory consisted of finished goods of $1,696 and $22,134 for the years ended September 30, 2016, and 2015, respectively.

Advertising

The Company's policy is to expense advertising costs as incurred. Advertising costs were $0 and $69,115 for the years ended September 30, 2016, and 2015, respectively.

Segments

The Company is primarily engaged in research and development and operates in one industry segment which includes the development, manufacture, and marketing and selling of consumer health products.  Therefore, no segment data is disclosed in this report.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist entirely of cash deposits. The Company places its cash in high quality financial institutions and generally limits the amount of credit exposure with any one institution. The Company’s cash balance of $55,043 and $569,297 at September 30, 2016 and 2015, respectively. As of September 30,2016, the cash balance was less than the federally insured limit of $250,000 and as of September 30, 2015 exceeded the limit by $319,297.

ASPEN PARK PHARMACEUTICALS, INC.

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Notes to Financial Statements

For The  Years  ended  September 30, 2016 and 2015

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

Income taxes are accounted for under the asset-and-liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. The Company recognizes positions taken or expected to be taken in a tax return in accordance with Accounting Standards Codification (ASC) Topic 740, Income Taxes, which prescribes a recognition threshold and measurement process.  Interest and penalties on tax liabilities, if any, would be recorded in interest expense and other non-interest expense, respectively.

Fair Value of Financial Instruments

Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. To increase the comparability of fair value measures, the following hierarchy prioritizes the inputs to valuation methodologies used to measure fair value:

Level 1 - Valuations based on quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 - Valuations based on inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

Level 3 - Valuations based on unobservable inputs reflecting our own assumptions, consistent with reasonably available assumptions made by other market participants. These valuations require significant judgment.

The carrying amounts of the Company’s cash and cash equivalents, accrued expenses and note payable approximate fair value based on liquidity and the short maturities of these instruments.

Recently Adopted Accounting Pronouncements

Development Stage Entities (Topic 915)

On June 10, 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (ASU) No. 2014-10, “Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation”. The standard eliminated the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders’ equity. The amendments in ASU 2014-10 are effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company has elected early application of this standard.

Recently Issued Accounting Pronouncements

Revenue from Contracts with Customers (Topic 606)

On May 28, 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The standard outlines a single comprehensive model for entities to use in accounting for revenue arising from contracts with customers and supersedes most current revenue recognition guidance. The accounting standard is effective for annual reporting periods (including interim reporting periods within those periods) beginning after December 15, 2017. Early adoption is not permitted. The impact on the Company’s financial statements of adopting ASU 2014-09 is being assessed by management.

ASPEN PARK PHARMACEUTICALS, INC.

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Notes to Financial Statements

For The  Years  ended  September 30, 2016 and 2015

2.SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recently Issued Accounting Pronouncements (Continued)

Presentation of Financial Statements – Going Concern (Sub-Topic 205-40)

On August 27, 2014, the FASB issued ASU No. 2014-15, “Presentation of Financial Statements – Going Concern (Sub-Topic 205-40): Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern”. The standard provides guidance about management’s responsibility to evaluate whether there is a substantial doubt about the organization’s ability to continue as a going concern. The amendments in this Update apply to all companies. They become effective in the annual period ending after December 15, 2016, with early application permitted. The impact on the Company’s financial statements of adopting ASU 2014-15 is being assessed by management.

Management does not believe that any other recently issued, but not yet effective accounting pronouncements, if adopted, would have a material effect on the accompanying financial statements.

3.RELATED PARTY TRANSACTIONS AND BALANCES

On November 24, 2014, the Company issued a note payable in the amount of $1,250,000 to Millennium Sciences, Inc. (“Millennium”), a New York corporation, as well as assumed $769,293 in accrued legal fees, as consideration for the assignment of rights to in-process research and development in the form of patent properties. Millennium is owned by Harry Fisch, the Company’s Chief Scientific Officer, and he is also the named inventor or co-inventor of the assigned patent properties. The Company determined that Dr. Fisch controlled both entities as defined by ASC 805 and, as such, the patent was required to be transferred at its historical cost basis. The patent asset was historically accounted for as in-process R&D and had no cost basis to transfer. As such, the entire consideration of $2,019,293 was recorded as a distribution in additional paid-in capital in the Statement of Shareholders’ Deficit.

On November 24, 2014, the Company authorized the issuance of the Series A Preferred Stock. See Note 9. Included among the investors in the Series A Preferred Stock are Mitchell Steiner, the Company’s Chief Executive Officer, who invested $200,000, Elgar Peerschke, a member of the Board of Directors, who invested $250,000, and Alan Annex, a shareholder of the Company’s outside legal counsel, who invested $100,000.

On March 22, 2016, the Company issued an additional 100,000 shares of Series A Preferred Stock generating proceeds of $1,250,000. Included among the investors in the Series A Preferred Stock are Harry Fisch, the Company’s Chairman, who invested $200,000, Elgar Peershcke, a member of the Company’s Board of Directors, who invested $200,000, and Alan Annex, a shareholder of the Company’s outside general counsel, who invested $100,000.

On March 22, 2016, Millennium agreed to cancel the outstanding note payable which we previously issued on November 24, 2014 as consideration for the assignment of rights to in-process research and development in the form of patent properties. Both the principal balance of $1,250,000 and all accrued interest of $82,920 were canceled.

On April 1, 2016, the Company completed the purchase of a patent for an orally administered tamsulosin for the treatment of benign prostatic hyperplasia which we intend to develop into a viable product. Under the terms of the agreement, the Company paid $250,000 upon contract execution and $375,000 upon achieving the first development milestone. The Company will pay a total of $4,375,000 upon the achievement of additional milestones, and additional installments totaling $10,000,000 payable over two years commencing on the first anniversary following the approval of the product by United States Food and Drug Administration (“FDA”). These additional milestones will be accrued upon the successful completion of each clinical development event as defined by the agreement, and the installment payments will be accrued when certain cumulative revenue targets are achieved.

ASPEN PARK PHARMACEUTICALS, INC.

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Notes to Financial Statements

For The  Years  ended  September 30, 2016 and 2015

4.GOING CONCERN

The Company's financial statements are prepared using accounting principles generally accepted in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. However, the Company does not have significant cash or other current assets, nor does it have an established source of revenues sufficient to cover its operating costs and therefore, there is substantial doubt about our ability to continue as a going concern.

Under the going concern assumption, an entity is ordinarily viewed as continuing in business for the foreseeable future with neither the intention nor the necessity of liquidation, ceasing trading, or seeking protection from creditors pursuant to laws or regulations. Accordingly, assets and liabilities are recorded on the basis that the entity will be able to realize its assets and discharge its liabilities in the normal course of business.

During the next year, the Company’s foreseeable cash requirements will relate to continual development of the operations of its business and the payment of expenses associated with research and development. The Company may experience a cash shortfall and be required to raise additional capital.

Historically, it has mostly relied upon funds from the sale of shares of stock and from acquiring loans to finance its operations and growth. Management may raise additional capital through future public or private offerings of the Company’s stock or through loans from private investors, although there can be no assurance that it will be able to obtain such financing. The Company’s failure to do so could have a material and adverse effect upon it and its shareholders.

In the past year, the Company funded operations by using cash proceeds received through the issuance of common stock. For the coming year, the Company plans to continue to fund the Company through debt and securities sales and issuances until the company generates enough revenues through the operations as stated above.

5.COMMITMENTS AND CONTINGENCIES

On April 15, 2015, the Company entered into a patent license agreement with Ohio State Innovative Foundation (the “Licensor”) whereby the licensor owns, controls and / or has the right to sublicense the patent rights to the Company (the “Licensee”), and the licensee desires to secure the right and license to use, develop, manufacture, market, and commercialize the patent rights. The effective date of the patent license agreement, as defined within the agreement, is April 1, 2015. Based on the terms of the patent license agreement, the Company paid an upfront fee of $35,000 at contract execution, and agreed to license maintenance fees of $50,000 (“License Maintenance Fees”) due on the first anniversary of the effective date and each anniversary thereafter, sublicense fees, a 3% running royalty rate applied to net sales of licensed products and processes covered by the patent rights, as well as certain fees totaling $150,000 upon the achievement of diligence milestones defined in the patent license agreement. Any license maintenance fees paid for any year shall be credited against any amounts due as a running royalties and/or milestone fees for that particular year.

The Company issued a warrant to Purchase 10,000 shares of Common Stock dated May 20, 2015 to Manhattan Medical Research for the development of a protocol and to conduct a Phase 4 Clinical Study for our PREBOOST product. See Note 8 for detail.

On April 7, 2016, the Company entered into an employment agreement with Mitchell Steiner. Per the agreement, Dr. Steiner will serve as President and Chief Executive Officer for a base annual salary of $375,000 and a discretionary bonus, and a severance of one-year salary should termination occur without cause as defined by the agreement.

From time to time, the Company may be involved in a variety of claims, suits, investigations, proceedings, collections claims, breach of contract claims, labor and employment claims, tax and other matters arising in the ordinary course of our business. Although claims, suits, investigations and proceedings are inherently uncertain

ASPEN PARK PHARMACEUTICALS, INC.

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Notes to Financial Statements

For The  Years  ended  September 30, 2016 and 2015

5.COMMITMENTS AND CONTINGENCIES (CONTINUED)

and their results cannot be predicted with certainty, the Company believes that the resolution of current pending matters will not have a material adverse effect on its business, financial position, results of operations or cash flows.

The Company expects to incur losses from operations for the foreseeable future. The Company expects to incur substantial research and development expenses, including expenses related to the hiring of personnel and clinical trials, as well as legal costs associated with intellectual property filings, challenges, and defense. The Company expects that selling, general and administrative expenses will also increase as the Company begins to sell products, expand marketing and administrative staff and add infrastructure. The Company intends to finance additional research and development projects, clinical trials and future operations with a combination of issuance of additional shares of common and preferred stock for cash and services, payments from potential strategic research and development, debt financing and revenues from future product sales, if any; however, here can be no assurance that additional capital will be available to the Company on acceptable terms, or at all.

6.INCOME TAXES

The Company recorded no income tax benefit or expense for the period June 9, 2014 (date of inception) through September 30, 2014, nor the year ended September 30, 2015. The actual income tax expense differs from the statutory tax expense (computed by applying the U.S. federal corporate tax rate of 34% to net loss) due to the state income tax benefit and valuation allowance.

The Company’s deferred tax assets totaled approximately $1,521,000 and $552,000 as of September 30, 2016 and 2015, respectively. The Company’s deferred tax assets are mainly comprised of net operating losses of approximately $1,403,000 and book tax differences due to accrued liabilities of approximately $118,000. The Company has approximately $3,377,000 of Federal and State net operating loss carryforwards expiring in various amounts starting in 2034. Their utilization is limited to future taxable earnings of the Company.

Due to the uncertain nature of the ultimate realization of the net deferred tax asset, the Company has established a full valuation allowance against the benefits of the net deferred tax asset and will recognize these benefits only as reassessment demonstrates they are realizable. Ultimate realization is dependent upon several factors, one of which is future earnings. While the need for this valuation allowance is subject to periodic review, if the allowance is reduced, the tax benefits of the net deferred tax assets will be recorded in future operations as a reduction of the Company’s income tax expense. The Company recorded a valuation allowance of approximately $1,521,000 and $552,000 for the years ended September 30, 2016 and 2015, respectively.

The U.S. Federal jurisdiction and New York are the major tax jurisdictions where the Company files income tax returns. The Company’s 2016, 2015, and 2014 income tax returns are subject to examination by taxing authorities.

The Company did not have any unrecognized tax benefits as a result of tax positions taken since June 9, 2014 (date of inception) and, as such, no interest or penalties have been recorded through September 30, 2016.

7.INCENTIVE COMPENSATION PLAN

The Company has an incentive compensation plan (the “Plan”), the purpose of which is to attract, motivate, retain and reward high-quality executives and other employees, officers, directors, consultants and other persons who provide services to the Company and its related entities by enabling such persons to acquire or increase a proprietary interest in the Company in order to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with performance incentives to expend their maximum efforts in the creation of shareholder value. Any shares delivered under the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. As of September 30, 2015, the total number of shares reserved and available for delivery under the Plan was 1,200,000 and no Plan awards were issued or outstanding.

ASPEN PARK PHARMACEUTICALS, INC.

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Notes to Financial Statements

For The  Years  ended  September 30, 2016 and 2015

8. SHAREHOLDERS’ EQUITY

The Company’s authorized capital stock consists of 11,000,000 shares of common stock, par value $.01 per share, and 2,000,000 shares of preferred stock, par value $.01 per share.

Common stock

Subject to the rights of the holders of any shares of preferred stock currently outstanding or which may be issued in the future, the holders of the common stock are entitled to receive dividends from the Company’s funds legally available when and if declared by the Company’s board of directors, and are entitled to share ratably in all of the Company’s assets available for distribution to holders of common stock upon the liquidation, dissolution or winding-up of the Company’s affairs subject to the liquidation preference, if any, of any then-outstanding shares of preferred stock.

Holders of the Company’s common stock do not have any preemptive, subscription, redemption or conversion rights. Holders of the Company’s common stock are entitled to one vote per share on all matters which they are entitled to vote upon at meetings of stockholders or upon actions taken by written consent pursuant to Delaware corporate law. No dividends have been paid to holders of the Company’s common stock since the Company’s incorporation, and no dividends are anticipated to be declared or paid in the reasonably foreseeable future.

Preferred Stock

Under the Company’s certificate of incorporation, the Company’s board of directors has the authority, without further action by stockholders, to designate up to 2,000,000 shares of preferred stock in one or more series and to fix or alter, from time to time, the designations, powers and rights of each series of preferred stock and the qualifications, limitations or restrictions of any series of preferred stock, including dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and the liquidation preference of any issued series of preferred stock, any or all of which may be greater than the rights of the common stock, and to establish the number of shares constituting any such series.

6% Series A Cumulative Convertible Preferred Stock

Of the authorized preferred stock, 1,600,000 shares were designated 6% Series A Cumulative Convertible Preferred Stock (“Series A Preferred Stock”). Holders of Series A Preferred Stock are entitled to receive pro-rata, together with the holders of common stock (as if the Series A Preferred Stock has been converted into common stock) such dividends (payable in cash, stock, or otherwise) as may be declared thereon by the board of directors at any time, and from time to time, out of any funds of the Company legally available therefor. Furthermore, holders of the Series A Preferred Stock are entitled to receive, when, as and if declared by the Company’s board of directors, dividends on each share of Series A Preferred Stock at a rate per annum equal to 6% of the Series A Preferred Stock purchase price of $12.50 per share, subject to adjustment for any stock split, combination, recapitalization or other similar corporate action. All dividends shall be cumulative, whether or not earned or declared, accruing on an annual basis from the issue date of the Series A Preferred Stock and are payable in cash only. The Company had approximately $266,900 and $89,978 undeclared Series A Preferred Stock dividends in arrears as of September 30, 2016 and 2015, respectively.

The holders of Series A Preferred Stock have the right to vote (on an as-converted into common stock basis) upon any matter submitted to a vote of the holders of common stock. The holders of Series A Preferred Stock will vote on each matter submitted to them with the holders of common stock taken together as a single class. With respect to dividend distributions and distributions upon liquidation, winding up or dissolution of the Company, the Series A Preferred Stock ranks senior to all classes of common stock.

Upon the occurrence of a liquidation event (as defined in the certificate of incorporation), holders of Series A preferred stock are entitled to be paid, subject to applicable law, out of the assets of the Company available for distribution to its stockholders, an amount in cash (the “liquidation payment”) for each share of Series A Preferred Stock equal to two times the Series A Preferred Stock purchase price and any accrued, declared, and unpaid dividends subject to adjustment for any stock split, combination, recapitalization or other similar corporate action.  Such liquidation payment will be paid before any cash distribution will be made or any other assets distributed in respect of any class of securities junior to the Series A Preferred Stock, including, without limitation, common stock.

ASPEN PARK PHARMACEUTICALS, INC.

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Notes to Financial Statements

For The  Years  ended  September 30, 2016 and 2015

8. SHAREHOLDERS’ EQUITY (CONTINUED)

6% Series A Cumulative Convertible Preferred Stock (Continued)

The holder of any share of Series A Preferred Stock may convert such share into such number of fully paid and nonassessable shares of common stock upon the first to occur of (i) the election to convert by holders of a majority of Series A Preferred Stock then outstanding, acting as a separate class, or (ii) the consummation of a qualified initial public offering, as defined in the certificate of incorporation, under the Securities Act of 1933. The conversion rate will be determined by dividing the purchase price of the share by the conversion price subject to anti-dilution adjustments as provided in the certificate of incorporation. Initially, the Series A Preferred Stock is convertible into one share of the Company’s common stock.

The Company evaluated the Series A Preferred Stock features pursuant to ASC 480, Distinguishing Liabilities from Equity, ASC 815, Derivatives and Hedging, and ASC 470-20, Beneficial Conversion Features and determined that (i) it does not meet the criteria under ASC 480 to be treated as a liability, (ii) it is an equity host contract pursuant to ASC 815, (iii) the conversion feature is clearly and closely related to the equity host instrument pursuant to ASC 815 and bifurcation as a derivative is not permitted and (iv) a beneficial conversion feature does not exist. The Company also determined that it is not redeemable (i) at a fixed or determinable price on a fixed or determinable date, (ii) at the option of the shareholder or (iii) upon the occurrence of an event that is not solely within the control of the reporting entity. The Company has concluded that the Series A Preferred Stock will be classified as permanent equity. The Company will evaluate the permanent equity classification at each reporting date in the event that a liquidation event (as defined) may occur.

Warrants

The Company issued a warrant (the “Warrant”) to Purchase 10,000 shares of Common Stock dated May 20, 2015 to Manhattan Medical Research for the development of a protocol and to conduct a Phase 4 Clinical Study for our PREBOOST product. The Warrant is exercisable until May 20, 2020 at a price of $0.01 per share. Vesting of the Warrant is contingent upon satisfactory completion and delivery of the PREBOOST clinical study.

The Company evaluated the Warrant features in accordance with the guidance contained in ASC 505-50, Equity – Based Payments to Non – Employees, and ASC 718, Stock Compensation, and determined that (i) a performance commitment did not exist at the date of grant, (ii) it contains a service condition but does not contain a performance or market condition, (iii) the service being received is the satisfactory completion of the clinical study and (iv) the measurement date will be the date the warrant vests. The Company has concluded that the warrant represents an unvested, forfeitable equity-based instrument in exchange for services to be received in the future and accordingly has been treated as unissued for accounting purposes. The final measurement date will be the date of the satisfactory completion of the clinical study for PREBOOST.

The fair value of the Warrant is approximately $18,000 as of September 30, 2016 and is estimated using the Black-Scholes option-pricing scenarios which project liquidation values for each class of stock, back-solving for price at which the Series A Preferred Stock were issued in November 2014. The following table includes the assumptions used in calculating the fair value of the Warrant as of September 30, 2016:

	2016	2015
Risk-free interest rate	1.14%	1.38%
Expected dividend yield	-	-
Expected term (in years)	5.00	5.00
Expected volatility	101.00%	93.02%

Expected term: As the back-solve method solves for the projected liquidation value based on a recent financing, we estimated the expected term input to be equivalent to our expected time to a liquidity event.

Risk-free interest rate: The risk-free interest rate is based on the rates paid on securities issued by the U.S. Treasury with a term approximating the expected time to liquidity.

ASPEN PARK PHARMACEUTICALS, INC.

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Notes to Financial Statements

For The  Years  ended  September 30, 2016 and 2015

8. SHAREHOLDERS’ EQUITY (CONTINUED)

Expected volatility: The expected volatility for the common stock underlying the Warrant was based on the NASDAQ Biotechnology Index, which we believe serves as a baseline indicator of volatility and average investor would expect. We also applied a multiple to the Index’s volatility because the public companies which comprise the Index are larger and more diversified than the Company.

On March 31, 2016, we amended the Warrant held by Manhattan Medical Research to correct the exercise price from $.001 per share to $.01 per share. We also allowed for the exercise of the Warrant and collected the $100 due. Per the terms of the early exercise, the shares will be held by the Company and released upon the successful completion of the clinical study as contemplated in the original service agreement.

9. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 18, 2017, which is the date the financial statements were available to be issued.

On October 31, 2016, the Company was sold to The Female Health Company per the Amended and Restated Agreement and Plan of Merger (the Amended Merger Agreement), among the Company, FHC, and FHC’s wholly owned subsidiary Blue Hen Acquisition, Inc. (APP Merger Sub). Pursuant to the Amended Merger Agreement, the Company became a wholly-owned subsidiary of FHC through the merger of APP Merger Sub with and into the Company, with the Company continuing as the surviving corporation.

Under the terms of the Amended Merger Agreement, the outstanding shares of the Company’s common stock and preferred stock were converted into the right to receive in the aggregate 2,000,000 shares of FHC’s common stock and 546,756 shares of Series 4 Preferred Stock.

The terms of the Series 4 Preferred Stock include the following:

-

Each share of Series 4 Preferred Stock will automatically convert into 40 shares of FHC's common stock upon receipt by FHC of approval by the affirmative vote of FHC's shareholders by the required vote under the Wisconsin Business Corporation Law and the NASDAQ listing rules, as applicable, of (i) an amendment to FHC’s Amended and Restated Articles of Incorporation to increase the total number of authorized shares of FHC's common stock by a sufficient amount to permit such conversion and (ii) the conversion of the Series 4 Preferred Stock pursuant to applicable NASDAQ rules.

-

Upon a Liquidation Event, the holders of the Series 4 Preferred Stock will be entitled to a liquidation preference equal to the greater of (a) $1.00 per share (or $546,756 in the aggregate for all of the shares of Series 4 Preferred Stock), or (b) the amount holders would have received if the Series 4 Preferred Stock had converted to FHC's common stock.  A "Liquidation Event" includes any voluntary or involuntary liquidation, dissolution or winding up of FHC and certain transactions involving an acquisition of FHC (which are referred to as Fundamental Changes).

-

The Series 4 Preferred Stock is redeemable on the first to occur of (i) the 20th anniversary of the date of original issuance or (ii) a Fundamental Change, at a price equal to $1.00 per share, unless converted into FHC's common stock prior to such redemption.

-

The Series 4 Preferred Stock is senior to all existing and future classes of FHC's capital stock upon a Liquidation Event, and no senior or additional pari passu preferred stock may be issued without the consent of the holders of a majority of the outstanding shares of Series 4 Preferred Stock.

ASPEN PARK PHARMACEUTICALS, INC.

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Notes to Financial Statements

For The  Years  ended  September 30, 2016 and 2015

9. SUBSEQUENT EVENTS (CONTINUED)

-	The Series 4 Preferred Stock participates in dividends paid to holders of FHC's common stock on an as converted basis.

-	The Series 4 Preferred Stock has one vote per share and will generally vote with FHC's common stock on a one share to one share basis.

On July 28, 2017, FHC held a Special Meeting at which FHC’s stockholders approved, among other proposals, an increase in the number of authorized shares of common stock from 38,500,000 to 77,000,000 and approval of the issuance of common stock upon conversion of the Series 4 Preferred Stock. As such, the Series 4 Preferred Stock will convert to FHC’s common stock.